CERTIFICATE OF ADJUSTMENT
                       TO THE PURCHASE CONTRACT AGREEMENT
                            DATED AS OF JUNE 1, 2002
                             BETWEEN FPL GROUP, INC.
                                       AND
          THE BANK OF NEW YORK, AS PURCHASE CONTRACT AGENT AND TRUSTEE


          The undersigned, Edward F. Tancer, Vice President and General Counsel of FPL Group, Inc., a Florida corporation (the "Company"), does hereby certify, pursuant to Section 5.7(a)(i) of the Purchase Contract Agreement, that:

          (1) At 5:00 p.m. Eastern Time on March 15, 2005 (the "Effective Date"), the Company effected a two-for-one division of the Company's common stock, $.01 par value ("Common Stock").

          (2) As of the Effective Date, the "Settlement Rate" is equal to (a) if the Applicable Market Value is equal to or greater than $33.96 (the "Threshold Appreciation Price"), 1.4724 shares of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price, but is greater than $28.30, the number of shares of Common Stock equal to $50.00 divided by the Applicable Market Value and (c) if the Applicable Market Value is less than or equal to $28.30, 1.7668 shares of Common Stock per Purchase Contract, in each case subject to adjustment as provided in Section 5.6 of the Purchase Contract Agreement (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

          Terms capitalized herein, but not defined, shall have the meanings ascribed thereto in the Purchase Contract Agreement.

          IN WITNESS WHEREOF, the undersigned has hereunto signed his name this 15th day of March, 2005.

                                  FPL GROUP, INC.


                                  By:      /s/ Edward F. Tancer
                                     ----------------------------------------
                                  Name:    Edward F. Tancer
                                  Title:   Vice President and General Counsel